Exhibit 99.2

Very Silly. Very Smart.

ACTION PRODUCTS INT’L TO MARKET “TODDWORLD”™

SOFT PLAY PRODUCTS

INSPIRED BY TODD PARR’S AWARD-WINNING CHILDREN’S BOOKS The First

ToddWorld Toys to Bounce Off Retail Shelves Latter 2005

Los Angeles, CA - L & G Licensing+ and Taffy Entertainment announce a broad, multi-year licensing agreement with Action Products International, Inc. (NASDAQ: APII), a leading specialty toy company in Orlando, Florida, to develop and distribute various lines of soft toys based on the new hit preschool entertainment series, ToddWorld®. Plans for distribution include specialty toy stores, gift and bookstores, and other notable outlets for quality children’s products.

Inspired by an award-winning, best-selling book series by author/illustrator Todd Parr, which already totals thirty titles and over 1.5 million sold, ToddWorld was conceived and designed to teach preschool children the importance of diversity, acceptance and tolerance, while building self-esteem and confidence.

Told in full and bright colors, ToddWorld follows the adventures of Todd, an unusual, artistic, active and thoughtful seven-year-old kid who is known to trace a centipede’s feet (all 100 of them) and loves to eat macaroni and cheese in the bathtub! Todd’s equally unusual, unique, and charismatic friends include Pickle, Stella, Sophie, Todd’s dog Benny—the sage voice of reason, and Mitzi, the dancing cat. ToddWorld is a special place where a kid can ride on a butterfly-powered toboggan, take a bath with a hippo, or invite a skunk to the movies. It’s a place where human beings, animals, and even the occasional Space alien, can not only talk to each other, but live together and play together too.

Episodes of ToddWorld currently air every weekday morning on the commercial-free Ready Set Learn!™ preschool block on TLC and the Discovery Kids Channel. The series premiered in November 2004. ToddWorld is produced by Taffy Entertainment and was created by author/illustrator Todd Parr and Gerry Renert of L & G Licensing+.

“Action Products International is very selective in our licensing activities and we are very excited to bring ToddWorld to life for children. We believe the messages conveyed to children and caregivers, by ToddWorld, are paramount to the concerns of society today. There is a mounting desire (and need) to teach our young children lessons that celebrate diversity, caring, and build up their own self-esteem. These stories do that in ways that are inherent but also fun, imaginative, and quirky.” said Ron Kaplan, President and CEO of Action Products International, Inc. “Many children learn ‘It’s Okay To Be Different’ with Todd Parr. Concerns like these are top of mind for today’s parents and our children alike. The adventures of ToddWorld will now be brought to life through a full line of plush and soft toys where kids can feel safe about, and even celebrate, their unique differences. The ToddWorld brand is a perfect fit for our company, which offers educational toys and activities that reinforce the importance of educational and positive play.”

According to L & G President, Gerry Renert, “Ever since discovering artist Todd Parr in 1996, we have made it a mission to only partner with the top companies in their fields. For books, we enlisted publisher Little, Brown and Company. For TV, we teamed with Mike Young Productions/Taffy Entertainment and Discovery Communications via its renowned TLC and the Discovery Kids Channel. For Video and DVD, HIT Entertainment was brought in. With Action Products doing our plush and soft toys, our mission is right on track.”

The agreement runs to 2009 with extendibility through 2011.

About Action Products International, Inc.

Action Products International, Inc, based in Orlando Florida, (Nasdaq-SC:APII) is a toy manufacturer, emphasizing educational and positive play brands, including Jay Jay The Jet Plane Wooden Adventure System, I Dig Dinosaurs® and I Dig Treasures®, Space Voyagers® “The most authentic Space Toys on the Earth,” Climb@tron™ window-climbing robots, and Curiosity Kits®. Its products are marketed and sold to toy stores, specialty retailers, Internet retailers, museums, zoos, theme parks, attractions, catalog companies and education markets in the United States and worldwide.

About L & G Licensing+

L&G Licensing+ is a hybrid merchandise and creative services company, which combines the skills of principals Liz Stahler and Gerry Renert. Liz Stahler’s brand management background includes the well-know WEE SING series, a mulit-million dollar line of audios, videos and books. In addition to being a former Saatchi and Saatchi Ad Agency Creative Director, Gerry Renert has written episodes for prime time sitcoms and feature scripts for Warner Brothers and Twentieth Century Fox. The company is best known for establishing the U.S. and international merchandise program of children’s artist/author Todd Parr and is the worldwide merchandise and publishing agency for the ToddWorld TV series.

About Taffy Entertainment, LLC and Mike Young Productions, LLC

Taffy Entertainment, the exclusive distribution company of Mike Young Productions, is a full service Distribution and Licensing and Merchandising rights management company dedicated to children’s and family programming. The company has a complete in-house distribution and post production servicing staff, as well as a licensing and merchandising operation.

About Hit Entertainment

Established in 1989, HIT Entertainment PLC (FTSE: HTE) is a fully integrated global studio, with divisions in the U.K., U.S., Canada, Germany and Japan, including broadcast production and distribution, video and audio sales, consumer products licensing, and marketing. A world leader in quality family entertainment, the company controls all rights for such acclaimed children’s properties as Angelina Ballerina™, Barney®, Bob the Builder™, Kipper™, Pingu™, Rubbadubbers™ and Thomas & Friends™.

About Little, Brown Books for Young Readers

For over 160 years, Little, Brown Books for Young Readers has produced many children’s classics including Newbery-Honor book Mr. Poppers Penguins and Jerry Spinelli’s Newbery Medal winner Maniac Magee as well as Marc Brown’s best-selling Arthur Adventure series. In addition, Little, Brown has published such favorites as Where’s Waldo, The Jolly Postman, the Look-Alikes Series, I Love You Like Crazy Cakes, Todd Parr’s It’s Okay to be Different, Holly Hobbie’s Toot & Puddle books as well as the Matt Christopher series, the top selling sports series for kids. Most recently Little, Brown has brought to market the New York Times bestselling Gossip Girl series and the young reader debuts of notable adult authors James Patterson, Walter Mosley and David Baldacci.

About READY SET LEARN!

READY SET LEARN! is an award-winning, commercial-free programming block with a curriculum that acknowledges preschoolers innate curiosity and is designed to foster optimism and resilience in their expanding exploration of the world. It airs on both TLC and the Discovery Kids Channel. The Discovery Kids Channel is a 24-hour digital channel that offers fun, engaging, high-quality, real-world programming for kids, building on Discovery’s signature areas of science, adventure, exploration, and natural history as well as a genre just for kids, real-world narrative and its signature animation, RealToons. Each Discovery Kids show gives kids another perspective on the world in which they live and the possibilities available to them. Discovery Kids…it’s really, really real!

For more information on Action Products’ toys, visit the Company’s web site at www.apii.com.

Any statements that are not historical facts contained in this release are forward-looking statements. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, and intellectual property rights and the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.